UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Amazon.com, Inc.

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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, June 7, 2011

The 2011 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Tuesday, June 7, 2011, at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, for the following purposes:

1. To elect the eight directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011;

3. To conduct an advisory vote on executive compensation;

4. To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5. To consider and act upon a shareholder proposal regarding the shareholder ownership threshold for calling a special meeting of shareholders, if properly presented at the Annual Meeting;

6. To consider and act upon a shareholder proposal regarding an assessment and report concerning climate change, if properly presented at the Annual Meeting; and

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote (i) “FOR” the election of each of the nominees to the Board; (ii) “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors; (iii) “FOR” approval, on an advisory basis, of our executive compensation as described in this proxy statement; (iv) for approval, on an advisory basis, of conducting future advisory votes on executive compensation every “THREE YEARS;” and (v) “AGAINST” each of the two shareholder proposals.

The Board of Directors has fixed April 11, 2011, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

L. Michelle Wilson Secretary

Seattle, Washington

April 27, 2011

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, June 7, 2011

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific Time, on Tuesday, June 7, 2011, at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, and at any adjournment or postponement thereof. Our principal offices are located at 410 Terry Avenue North, Seattle, WA 98109. This Proxy Statement is first being made available via the Internet to our shareholders on or about April 27, 2011.

Outstanding Securities and Quorum

Only holders of record of our common stock, par value $0.01 per share, at the close of business on April 11, 2011, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 451,931,946 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On April 27, 2011, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proxy Voting

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent auditors; “FOR” approval, on an advisory basis, of our executive compensation as described in this proxy statement; for approval, on an advisory basis, of conducting future advisory votes on executive compensation every “THREE YEARS;” and “AGAINST” each of the two shareholder proposals. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of BNY Mellon Shareowner Services, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares. You may provide this authorization by voting via the Internet, by telephone or (if you have requested paper copies of our proxy materials) by returning a proxy card. In these circumstances, if you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted. If you own shares in street name, meaning that your shares are held by a bank, brokerage firm or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, by telephone or (if you have requested paper copies of proxy materials through your bank, brokerage firm or other nominee) by returning a voting instruction form received from that institution. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011, but not on any other matters being considered at the meeting.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If any nominee does not receive the required vote for re-election, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to the Board of Directors Guidelines on Significant Corporate Governance Issues. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote them on the shareholder’s behalf.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to approve the matter. For these matters, abstentions will be counted as present at the Annual Meeting and will have the effect of a vote against the matter, and broker nonvotes, if any, will have no effect on the outcome of these matters.

Using the Internet or telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET

Shares Held of Record:

http://bnymellon.mobular.net/bnymellon/amzn

http://www.proxyvoting.com/amzn

Shares Held in Street Name:

http://www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

•    Read this Proxy Statement.

•    Go to the applicable website listed above.

•    Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:

(866) 540-5760

Shares Held in Street Name:

See Voting Instruction Form

Toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

•    Read this Proxy Statement.

•    For record holders, call the toll-free number above. For street name holders, call the telephone number on your voting instruction form.

•    Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, on the Internet or by telephone. If you own common stock in street name, you may attend the Annual Meeting, but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank, brokerage firm or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. You can find directions to the Annual Meeting at www.amazon.com/ir.

Revocation

If you own common stock of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of Amazon.com a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at eight. The Board, including the Nominating and Corporate Governance Committee, proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified:

• Jeffrey P. Bezos • Tom A. Alberg • John Seely Brown • William B. Gordon	• Alain Monié • Jonathan J. Rubinstein • Thomas O. Ryder • Patricia Q. Stonesifer

Each of the nominees is currently a director of Amazon.com and has been elected to hold office until the 2011 Annual Meeting and until his or her successor has been elected and qualified. Mr. Rubinstein was elected as a director by the Board on December 16, 2010 and the other nominees were most recently elected at the 2010 Annual Meeting. Biographical and related information on each nominee is set forth below.

Although the Board expects that the eight nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Director Nominees’ Biographical and Related Information

In evaluating the nominees for the Board of Directors, the Board and Nominating and Corporate Governance Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and “Board Meetings and Committees,” and the directors’ individual qualifications, skills and background that enable the directors to effectively and productively contribute to the Board’s oversight of Amazon.com. These individual qualifications and skills are included below in each nominee’s biography.

Jeffrey P. Bezos, age 47, has been Chairman of the Board since founding the Company in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President from founding until June 1999 and again from October 2000 to the present. Mr. Bezos’ individual qualifications and skills as a director include his leadership and vision, his customer-focused point of view, his willingness to encourage invention, his long-term perspective and his on-going contributions as founder and CEO.

Tom A. Alberg, age 71, has been a director since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, LLC, a venture capital firm, since September 1999, and a principal in Madrona Investment Group, LLC, a private investment firm, since January 1996. Mr. Alberg is also a director of several private companies, and from February 1998 to August 2006, was a director of Advanced Digital Information Corporation. Mr. Alberg’s individual qualifications and skills as a director include his experience as a venture capitalist investing in technology companies, through which he gained experience with emerging technologies, his experience as a lawyer, his knowledge of Amazon.com from having served as a director since 1996, as well as his customer experience skills and skills relating to financial statement and accounting matters.

John Seely Brown, age 71, has been a director since June 2004. Mr. Brown has served as a Visiting Scholar and Advisor to the Provost at the University of Southern California since 1996 and as Independent Co-Chairman of the Deloitte Center for the Edge since 2006. He was the Chief Scientist of Xerox Corporation until April 2002, and director of the Xerox Palo Alto Research Center (PARC) until June 2000. Mr. Brown has served as a director of Corning Incorporated since February 1998, and of Varian Medical Systems, Inc. since February 1996. Mr. Brown was a director of Polycom, Inc. from August 1999 through August 2007. Mr. Brown’s individual qualifications and skills as a director include his experience in senior positions with a leading university and a technology research facility (PARC), his role as Chief Scientist at a global technology company, through which he gained experience with emerging technologies, as well as his customer experience skills.

William B. Gordon, age 61, has been a director since April 2003. Mr. Gordon has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon is a co-founder of Electronic Arts, Inc. and served as its Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon’s individual qualifications and skills as a director include his leadership and entrepreneurial experience as a senior executive and co-founder of a software and gaming company (Electronic Arts), through which he gained experience with emerging technologies and consumer-focused product development and marketing issues, experience as a venture capitalist investing in technology companies, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Alain Monié, age 60, has been a director since November 2008. Mr. Monié has been CEO of APRIL Management Pte Ltd., an international manufacturer and marketer of pulp and paper, since August 2010. Mr. Monié was President and Chief Operating Officer of Ingram Micro Inc. from August 2007 to August 2010, and served as Executive Vice President and President of Ingram Micro Asia-Pacific from January 2004 to August 2007. He joined Ingram Micro in January 2003 as Executive Vice President. Mr. Monié was a director of Jones Lang LaSalle Incorporated from October 2005 to May 2009. Mr. Monié’s individual qualifications and skills as a director include his leadership experience as a senior executive at large corporations with international operations, experience in technology markets from his role at Ingram Micro Inc., a large technology distributor, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Jonathan J. Rubinstein, age 54, has been a director since December 2010. Mr. Rubinstein is Senior Vice President and General Manager, Palm Global Business Unit at the Hewlett-Packard Company. Mr. Rubinstein was Chief Executive Officer and President of Palm, Inc. from June 2009 until its acquisition by the Hewlett-Packard Company in July 2010, and Chairman of the Board of Palm, Inc. from October 2007 through the acquisition. Prior to joining Palm, Inc., from February 1997 to April 2006, Mr. Rubinstein was a Senior Vice President at Apple Inc., where he served most recently as General Manager of the iPod Division. Mr. Rubinstein was a director of Immersion Corporation from October 1999 to October 2007. Mr. Rubinstein’s individual qualifications and skills as a director include his leadership and technology experience as a senior executive at large technology companies, through which he gained experience with hardware devices and emerging technologies, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Thomas O. Ryder, age 66, has been a director since November 2002. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006, and was Chief Executive Officer from April 1998 to December 2005. Mr. Ryder has been a director of Starwood Hotels & Resorts Worldwide, Inc. since April 2001 and a director of Quad/Graphics, Inc. since July 2010. He was Chairman of the Board of Directors at Virgin Mobile USA, Inc. from October 2007 to November 2009. Mr. Ryder’s individual qualifications and skills as a director include his leadership experience as a senior executive of a large media and publishing company (Reader’s Digest), through which he gained experience with intellectual property and media markets, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Patricia Q. Stonesifer, age 54, has been a director since February 1997. Ms. Stonesifer has served as Chair of the Board of Regents of the Smithsonian Institution since January 2009. Since September 2008, she has served as senior advisor to the Bill and Melinda Gates Foundation, where she was Chief Executive Officer from January 2006 to September 2008 and President and Co-chair from June 1997 to January 2006. Since September 2009, she has also served as a private philanthropy advisor. From 1988 to 1997, she worked in many roles at Microsoft Corporation, including as a Senior Vice President of the Interactive Media Division. Ms. Stonesifer’s individual qualifications and skills as a director include her leadership experience as a senior executive at the Bill and Melinda Gates Foundation and at Microsoft, through which she gained experience with emerging technologies and consumer-focused product development and marketing issues, her knowledge of Amazon.com from having served as a director since 1997, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Corporate Governance

General

Board Leadership.    The Board is responsible for the control and direction of the company. The Board represents the shareholders and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is the CEO, Jeff Bezos. The Board believes that this leadership structure is appropriate given Mr. Bezos’ role in founding Amazon.com and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the company operate in the long-term interests of shareholders. In addition, the independent directors on the Board have appointed a lead director from the Board’s independent directors, currently Mr. Ryder. The lead director presides over the executive sessions of the independent directors, chairs Board meetings in the Chair’s absence, and provides direction on agendas, schedules and materials for Board meetings that will be most helpful to the independent directors.

Director Independence.    The Board has determined that the following seven directors are independent as defined by Nasdaq rules: Mr. Alberg, Mr. Brown, Mr. Gordon, Mr. Monié, Mr. Rubinstein, Mr. Ryder, and Ms. Stonesifer. In addition, the Board determined that L. John Doerr, whose final term as a director concluded in May 2010, was independent. In assessing directors’ independence, the Board took into account certain transactions, relationships and arrangements involving some of the directors and concluded that such transactions, relationships and arrangements did not impair the independence of the director. For Mr. Monié, the Board considered that Amazon.com in the ordinary course of business purchased products in 2010 from Ingram Micro Inc., where Mr. Monié was an executive officer until August 2010, but such payments were not significant for either Amazon.com or Ingram Micro. For Mr. Rubinstein, the Board considered that Amazon.com in the ordinary course of business purchased products in 2010 from Palm, Inc. and the Hewlett-Packard Company’s Palm Global Business Unit, of which he is Senior Vice President and General Manager, but such payments were not significant for either Amazon.com or Palm. For Messrs. Alberg, Doerr and Gordon, the Board considered that executive officers have in the past and may in the future invest in investment funds managed by entities where Messrs. Alberg, Doerr or Gordon are managing directors or partners. In addition, executive officers have in the past and may in the future directly invest in companies in which investment funds managed by these entities have also invested. For Mr. Ryder, the Board considered that his son-in-law has been employed with Amazon.com since 2008, as disclosed in “Certain Relationships and Related Person Transactions.”

Risk Oversight.    As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to the Audit Committee and the Leadership Development and Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, the qualifications, independence and performance of our independent auditors, the performance of our internal audit function, and our compliance with legal and regulatory requirements. The Leadership Development and Compensation Committee is responsible for overseeing management of risks related to compensation of our executive officers and our overall compensation program, including our equity-based compensation plans. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them.

Corporate Governance Documents.    Please visit our investor relations website at www.amazon.com/ir, “Corporate Governance” for additional information on our corporate governance, including:

•	our Certificate of Incorporation and Bylaws;

•

the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board, director attendance at our annual meetings, and director resignations to facilitate majority voting;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	the Code of Business Conduct and Ethics.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2010, there were seven meetings of the Board, and all directors attended at least 75% of the aggregate of the meetings of the Board and committees occurring during the year while they were members. All nominees who were then directors, with the exception of Mr. Gordon, attended the 2010 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee		Leadership Development and Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Tom A. Alberg	X	*
John Seely Brown					X	*
William B. Gordon			X		X
Alain Monié	X
Jonathan J. Rubinstein			X
Thomas O. Ryder	X
Patricia Q. Stonesifer			X	*	X
Total Meetings in 2010	7		4		12

*	Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below. The Board has determined that the directors serving on each of these Committees satisfy applicable Nasdaq standards for independence.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence and performance of our independent auditors, the performance of our internal audit function, and our compliance with legal and regulatory requirements. The Board has determined that Mr. Alberg is an Audit Committee Financial Expert, as defined by Securities and Exchange Commission (“SEC”) rules.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates our programs and practices relating to leadership development, reviews and establishes compensation of the Company’s executive officers, and oversees our overall compensation program, including our equity-based compensation plans, all with a view toward maximizing long-term shareholder value. The Committee may engage compensation consultants but did not do so in 2010. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and provides a leadership role with respect to our corporate governance. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary.

Director Nominations.    The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management, as well as those identified by any third party search firms retained to assist in identifying and evaluating possible candidates. Mr. Rubinstein was initially recommended to the Nominating and Corporate Governance Committee by a third party search firm. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the company’s needs at that point in time and, as stated in the Board of Directors Guidelines on Significant Corporate Governance Issues, seeks out candidates with a diversity of experience and perspectives. When considering candidates as potential Board members, the Board and the Nominating and Corporate Governance Committee evaluate their ability to contribute to such diversity, and the Board assesses its effectiveness in this regard as part of its annual board and director evaluation process.

Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance and marketing. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Bezos, who is an employee, their independence. The Committee believes that each of the director nominees for the 2011 Annual Meeting possesses these attributes.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of Amazon.com’s Secretary by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Committee for the 2012 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary by December 29, 2011.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or as members of committees of the Board, but we pay reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under our 1997 Stock Incentive Plan (the “1997 Plan”). Based on the Nominating and Corporate Governance Committee’s recommendation, in December 2010 the Board approved a restricted stock unit award for 5,000 shares to Mr. Rubinstein. This award vests in three equal annual installments, with the first vest occurring one year after Mr. Rubinstein’s initial election to the Board. Based on the Nominating and Corporate Governance Committee’s recommendation, in February 2011 the Board approved restricted stock unit awards for 5,000 shares each to Messrs. Alberg, Gordon and Ryder and Ms. Stonesifer. Each award vests in three equal annual installments, with the first vest date occurring one year after the final vest under the Director’s previous restricted stock unit award. When determining the amount and vesting schedule for directors’ restricted stock unit awards, the Nominating and Corporate Governance Committee and Board have not varied awards based on specific committee service.

The following table sets forth for the year ended December 31, 2010 all compensation reportable for directors, as determined by SEC rules.

Director Compensation for 2010

Name	Stock Awards/ Total Compensation(1)
Jeffrey P. Bezos(2)	$—
Tom A. Alberg(3)	—
John Seely Brown(4)	—
L. John Doerr(3)	—
William B. Gordon(5)	—
Alain Monié(5)	—
Jonathan J. Rubinstein(6)	883,350
Thomas O. Ryder(3)	—
Patricia Q. Stonesifer(3)	—

(1)	Stock awards are reported at grant date fair value in the year granted, as determined under applicable accounting standards. Grant date fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2010 Annual Report on Form 10-K.
(2)	Mr. Bezos does not receive any compensation for his services as a director in addition to his compensation as Chief Executive Officer.
(3)	Mr. Alberg, Mr. Doerr (who ceased serving as a director in May 2010), Mr. Ryder and Ms. Stonesifer did not hold any restricted stock units as of December 31, 2010.
(4)	Mr. Brown held 4,666 unvested restricted stock units as of December 31, 2010.
(5)	Mr. Gordon and Mr. Monié each held 2,333 unvested restricted stock units as of December 31, 2010.
(6)	Mr. Rubinstein held 5,000 unvested restricted stock units as of December 31, 2010.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of our independent auditors. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2011. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2012 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as our independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

AUDITORS

Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries. The aggregate audit fees billed and expected to be billed by E&Y for the fiscal year ended December 31, 2010 are $3,933,000. The aggregate audit fees we were billed by E&Y for the fiscal year ended December 31, 2009 were $3,538,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports. The aggregate audit-related fees we were billed by E&Y for the fiscal year ended December 31, 2010 were $736,000. The aggregate audit-related fees we were billed by E&Y for the fiscal year ended December 31, 2009 were $183,000.

Tax Fees

Tax fees were for tax reconciliation services, and, in 2010, certification services, for certain international entities. The aggregate tax fees we were billed by E&Y for the fiscal year ended December 31, 2010 were $15,000. The aggregate tax fees we were billed by E&Y for the fiscal year ended December 31, 2009 were $8,000.

All Other Fees

No other fees were billed to us by E&Y for the fiscal year ended December 31, 2010 or for the fiscal year ended December 31, 2009.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within eighteen (18) months after the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2010 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Alain Monié

Thomas O. Ryder

ITEM 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative. Our executive compensation programs are designed to support our long-term success. As described in the “Compensation Discussion and Analysis” section of this proxy statement, the Leadership Development and Compensation Committee has structured our executive compensation program to tie total compensation to long-term shareholder value, as reflected primarily in our stock price.

We urge shareholders to read the “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Leadership Development and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our success.

This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although this advisory vote is not binding, the Leadership Development and Compensation Committee will consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION

AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 4—ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote on the frequency of future advisory votes on executive compensation. Shareholders may specify whether they prefer such votes to occur every year, every two years or every three years, or they may abstain. The Board recommends that such vote occur every three years, but shareholders are not voting to approve or disapprove the Board’s recommendation. Although the vote is not binding, the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board of Directors recommends that future advisory votes on executive compensation occur every three years. Because our executive compensation programs are designed to reward long-term performance and operate over a period of years, shareholders should evaluate how our programs perform over the long term. Also, an advisory vote every three years provides an appropriate period for the Leadership Development and Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation and to develop and implement any appropriate adjustments to our executive compensation programs. Conducting an advisory vote every three years would provide shareholders a meaningful opportunity to provide regular feedback and sufficient time for us to respond to it.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE TO APPROVE,

ON AN ADVISORY BASIS, OF CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “THREE YEARS.”

ITEM 5—SHAREHOLDER PROPOSAL REGARDING THE OWNERSHIP THRESHOLD

FOR CALLING A SPECIAL MEETING OF SHAREHOLDERS

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, a shareholder who as of October 20, 2010, owned 100 shares of Amazon.com common stock, has notified us of his intention to propose the following resolution at the Annual Meeting. THE BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

Beginning of Shareholder Proposal and Statement of Support by James McRitchie

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language (to the fullest extent permitted by law) in regard to calling a special meeting that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring—when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at CVS Caremark, Sprint Nextel, Safeway, Motorola and R. R. Donnelley.

The merit of this special Shareowner Meeting proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

Patricia Stonesifer and Tom Alberg, who together were 100% of our Executive Pay Committee, each had more then 13-years director tenure—independence concern. Mr. Alberg also chaired our Audit Committee. In addition Directors Stonesifer and Alberg attracted our highest negative votes. The next highest negative votes were for Thomas Ryder, our Lead Director who is also 33% of our Audit Committee. All our other directors received far less negative votes.

Our board was the only major corporate directorship for Alain Monie, Patricia Stonesifer, Tom Alberg and William Gordon. This could indicate a significant lack of current transferable director experience.

We had no shareholder right to proxy access, cumulative voting, shareholder written consent or an independent board chairman.

Please encourage our board to respond positively to this proposal to initiate the improved corporate governance and financial performance that we deserve.

Special Shareowner Meetings—Yes on 5.

End of Shareholder Proposal and Statement of Support by James McRitchie

Recommendation of the Board of Directors on Item 5

The Board of Directors recommends that you vote against this proposal. First, while the Board agrees that it is important for shareholders to have the ability to call special shareholder meetings, our Certificate of Incorporation and Bylaws already provide for this right and establish an ownership threshold for calling a special meeting at 30% of the shares entitled to vote. Also, shareholders with even minimal holdings can present proposals at annual meetings and suggest director nominees to the Nominating and Corporate Governance Committee. In light of these existing shareholder rights, the Board believes that lowering the ownership threshold for calling special shareholder meetings is not necessary. Second, special shareholder meetings involve expense and take up the time and energy of the Board and management, and a low ownership threshold for calling special shareholder meetings exposes us to a greater likelihood of being subjected to unnecessary expense and disruption. Third, a low ownership threshold could expose shareholders to the risk of special meetings being called by a few shareholders focused on narrow or short-term interests, rather than the long-term best interests of Amazon.com and shareholders generally. For example, event-driven hedge funds could use special meetings to disrupt our business or to facilitate self-serving financial strategies. By setting the ownership threshold for calling a special meeting at 30%, no single shareholder can call a special meeting due to dispersion of ownership. Finally, the vast majority of S&P 500 companies that allow shareholders to call special meetings have an ownership threshold greater than 10%.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL REGARDING

THE OWNERSHIP THRESHOLD FOR CALLING A SPECIAL MEETING OF SHAREHOLDERS.

ITEM 6—SHAREHOLDER PROPOSAL REGARDING

AN ASSESSMENT AND REPORT CONCERNING CLIMATE CHANGE

Calvert Asset Management Company, 4550 Montgomery Avenue, Bethesda, Maryland 20814, acting on behalf of Calvert Funds that as of December 28, 2010 owned at least 296,430 shares of Amazon.com common stock, has notified us of its intention to propose the following resolution at the Annual Meeting. First Affirmative Financial Network, LLC, 5475 Mark Dabling Boulevard, Suite 108, Colorado Springs, Colorado 80918, acting on behalf of shareholders that as of December 21, 2010 owned at least 1,891 shares of Amazon.com common stock, is a co-sponsor of the Calvert Asset Management shareholder proposal. THE BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

Beginning of Shareholder Proposal and Statement of Support by Calvert Asset Management:

Resolution to Amazon.com Inc

Whereas in 2007, the Intergovernmental Panel on Climate Change’s Fourth Assessment Report stated it is “very likely” that anthropogenic greenhouse gas emissions have heavily contributed to climate change. Furthermore, “there is substantial economic potential for the mitigation of global greenhouse gas emissions over the coming decades, that could offset the projected growth of global emissions or reduce emissions below current levels.”

Whereas, the 2006 Stern Review on the Economics of Climate Change, led by the former chief economist at the World Bank, “…estimates that if we don’t act, the overall costs and risks of climate change will be equivalent to losing at least 5% of global GDP each year, now and forever.” Yet, investment of 1% global GDP each year is enough for appropriate mitigation.

WHEREAS, in 2008, Acclimatise, a risk management firm, reported that climate-related “impacts will be felt throughout a company’s business model, with consequences for its raw materials, supply chains, essential utilities, assets and operations, markets, customers and products, its workforce and the communities in which it is located.”

WHEREAS, increasingly investors believe that there is an intersection between climate change and corporate financial performance. Goldman Sachs reported in May, 2009, “We find that while many companies acknowledge the challenges climate change presents . . . there are significant differences in the extent to which companies are taking action. Differences in the effectiveness of response across industries create opportunities to lose or establish competitive advantage, which we believe will prove increasingly important to investment performance.”

WHEREAS, the Carbon Disclosure Project (CDP), representing 534 institutional investors with assets of more than $64 trillion under management, requested 4,700 corporations to disclose their greenhouse gas emissions and climate-related risks in February, 2010. Currently Amazon.com Inc does not respond to the CDP questionnaire.

WHEREAS, 350 S&P 500 companies and 410 Global 500 companies have responded to the CDP, including eBay inc, Apple Inc, and Target Corp. The CDP publicly cites Amazon.com Inc as being among the 10 U.S. and Global companies with largest market capitalization that do not respond to the climate change survey.

Whereas, companies such as Apple Inc disclose information regarding the environmental footprint, including greenhouse gas emissions, of major electronic products. Amazon.com currently discloses no such information regarding the Kindle, self-described by the company as its best-selling product.

Resolved:

Shareholders request that within 6 months of the 2011 annual meeting, the Board of Directors provide a report to shareholders, prepared at reasonable cost and omitting proprietary information, describing how Amazon.com Inc is assessing the impact of climate change on the corporation, and the corporation’s plans to publicly disclose this assessment.

End of Shareholder Proposal and Statement of Support by Calvert Asset Management

Recommendation of the Board of Directors on Item 6

The Board of Directors recommends that you vote against this proposal. We are aware of and are focused on the potential impacts of climate change, but we do not believe that preparing an ad hoc climate change report is an efficient use of time and resources. We believe that e-commerce is inherently more environmentally friendly than traditional retailing and we believe that we will continue to innovate in this area over time. Also, in part due to our focus on climate change, Amazon has undertaken a variety of green initiatives throughout the business, including environmentally-friendly packaging for products, printing on demand (which eliminates excess inventory), “Earth Kaizen” projects throughout the business that identify waste and design solutions that are more energy efficient and environmentally friendly, and various green building design initiatives, all as described in more detail in the “Amazon and Our Planet” section of our website.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL REGARDING

AN ASSESSMENT AND REPORT CONCERNING CLIMATE CHANGE.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 25, 2011 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than 5% of our common stock, (ii) each director, (iii) each executive officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of February 25, 2011 we had 451,616,277 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos 410 Terry Avenue North, Seattle, WA 98109	88,135,001		19.5%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	24,009,812	(1)	5.3%
Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	22,699,700	(2)	5.0%
Tom A. Alberg	50,103	(3)	*
John Seely Brown	12,900		*
William B. Gordon	10,075	(4)	*
Alain Monié	4,667		*
Jonathan J. Rubinstein	—		*
Thomas O. Ryder	29,913		*
Patricia Q. Stonesifer	72,883		*
Thomas J. Szkutak	46,435		*
Andrew R. Jassy	5,828		*
Diego Piacentini	109,646		*
Jeffrey A. Wilke	82,394	(5)	*
All Directors and Executive Officers as a group (19 persons)	88,759,030	(6)	19.7%

*	Less than 1%.
(1)	As of December 31, 2010, based on information provided in a Schedule 13G filed February 9, 2011. T. Rowe Price Associates, Inc. has sole voting power with respect to 7,484,324 of the reported shares and sole investment power with respect to 24,009,812 of the reported shares and no shared voting or investment power with respect to the reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such shares; however, it expressly disclaims that it is, in fact, the beneficial owner of such shares.
(2)	As of December 31, 2010, based on information provided in a Schedule 13G filed February 14, 2011. Capital World Investors has sole voting power with respect to 21,999,700 of the reported shares and sole investment power with respect to 22,699,700 of the reported shares and no shared voting or investment power with respect to the reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Capital World Investors is deemed to be the beneficial owner of such shares; however, it expressly disclaims that it is, in fact, the beneficial owner of such shares.
(3)	Includes 11,250 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of common stock held by the charitable trust.
(4)	Includes 2,333 shares issuable under a stock-based award that vested April 9, 2011.
(5)	Includes 5,000 shares held by a charitable foundation and as to which Mr. Wilke shares voting and investment power.
(6)	Includes 199,184 shares beneficially owned by other executive officers not individually listed in the table, of which 79,745 shares are issuable under stock-based awards that are scheduled to vest within 60 days after February 25, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our approach to compensating employees, including our “named executive officers,” is to tie total compensation to long-term shareholder value, as reflected primarily in our stock price. “Named executive officers” are our (i) Chief Executive Officer, (ii) Chief Financial Officer and (iii) other three most highly compensated executive officers based on SEC regulations. Our named executive officers are employed on an at-will basis, and named executive officer compensation generally consists of stock-based compensation, base salaries, new hire cash bonuses and other compensation and benefits. Consistent with this approach, we provide few perquisites and generally do not provide cash bonuses other than in a new-hire context. We do not maintain nonqualified deferred compensation plans, supplemental executive retirement plan benefits, cash severance programs or single-trigger change-in-control benefits for our executive officers.

Stock-Based Compensation.    The primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. In 2010, the named executive officers (other than Mr. Bezos) each received over 95% of their total compensation in the form of equity awards. Due to Mr. Bezos’ substantial stock ownership (approximately 20%), he believes he is appropriately incentivized and his interests are appropriately aligned with shareholders’ interests. Mr. Bezos has never received any stock-based compensation from Amazon.com.

Since late 2002, we have used restricted stock units as our primary stock-based compensation vehicle. We believe that restricted stock units align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. Restricted stock unit grant amounts and vesting for named executive officers, whether for new hire or subsequent grants, are established by the Leadership Development and Compensation Committee after receiving recommendations from the Vice President of Human Resources and the Chief Executive Officer. These restricted stock unit grants generally vest over a period of four to six years.

For new hire grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider a variety of factors, including past compensation from the named executive officer’s former employer, future compensation from such former employer that will be forfeited upon joining Amazon.com, the compensation of similarly situated senior executives at Amazon.com, the named executive officer’s expected level of responsibility and expected contributions to our future success and the market compensation of similarly situated executives at other retail, internet and technology companies.

For periodic grants, the Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider a variety of factors, including the named executive officer’s level of responsibility, past contributions to our performance, and expected contributions to our future success, as well as the market compensation of similarly-situated executives at other retail, internet and technology companies. Generally, the Leadership Development and Compensation Committee considers whether to make periodic grants to executive officers in connection with our annual performance and compensation review process, which normally occurs between January and April.

For both new hire and periodic restricted stock unit grants, the Vice President of Human Resources and Chief Executive Officer develop grant recommendations by subjectively evaluating the factors above to set a total compensation target for each named executive officer and then designing restricted stock unit grants to help meet those total compensation targets based on stock price assumptions, taking into account the named executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any. In this process, the Vice President of Human Resources and Chief Executive Officer

view projected total compensation for a given year as cash compensation expected to be earned in that year plus the projected value of stock-based compensation vesting in that year. Because we focus on total compensation over time and take into account existing compensation, periodic grants for a smaller number of shares do not necessarily reflect lower total compensation.

In April 2010, Messrs. Szkutak, Jassy, Piacentini and Wilke received restricted stock unit awards with vesting beginning in May 2014, assuming continued employment. Mr. Szkutak received a restricted stock unit award for 46,000 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Szkutak’s experience and skill as Chief Financial Officer, his sustained performance over time in years preceding the grant, and his expected future contributions. Mr. Jassy received a restricted stock unit award for 46,000 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Jassy’s experience and skill in managing web services and cloud computing operations, his sustained performance over time in years preceding the grant, and his expected future contributions. Mr. Piacentini received a restricted stock unit award for 46,000 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Piacentini’s experience and skill in managing international retail operations, his sustained performance over time in years preceding the grant, and his expected future contributions. Mr. Wilke received a restricted stock unit award for 50,000 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Wilke’s experience and skill in managing North American retail operations, his sustained performance over time in years preceding the grant, and his expected future contributions.

In setting these amounts, the Leadership Development and Compensation Committee also considered aggregated market information from third party surveys including compensation data for retail, internet and technology companies including Adobe Systems, AOL, Best Buy, BMC Software, Cisco, Dell, eBay, Gap, IBM, Intel, Intuit, Microsoft, Oracle, Sun, Target and Yahoo. The Leadership Development and Compensation Committee exercises discretion in determining executive officers’ compensation and does not require that compensation be set at a specific level relative to what is reflected in the survey data.

We have imposed additional vesting conditions designed to qualify these awards, along with certain other awards issued in previous years to named executive officers, as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code.

Base Salaries.    Consistent with our belief that total compensation should be tied to long-term shareholder value, base salaries for named executive officers are designed to provide a minimum level of cash compensation and to be significantly less than those paid by similarly situated companies. Base salaries for named executive officers remained flat during 2010 compared to 2009 and ranged from $81,840 for Mr. Bezos to $175,000 for Mr. Piacentini. Base salaries were $160,000 for the other named executive officers. Due to Mr. Bezos’ substantial ownership in Amazon.com, Mr. Bezos again requested not to receive additional compensation in 2010 and has never received annual cash compensation in excess of his current amount.

New Hire Cash Bonuses.    New hire cash bonuses generally are paid in monthly installments to a named executive officer. These bonuses are also determined by the Leadership Development and Compensation Committee after receiving recommendations from the Chief Executive Officer and the Vice President of Human Resources. In determining the amount of new hire cash bonuses, the Leadership Development and Compensation Committee considers the same factors as described above with respect to new hire restricted stock unit grants. The new hire cash bonuses are for a set amount determined at hire and are generally designed to provide appropriate total compensation until stock-based compensation begins to vest, at which time total compensation becomes variable and largely tied to long-term shareholder value. None of the named executive officers received new hire cash bonuses in 2010.

Other Compensation and Benefits.    Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation and other benefits generally available to all of our employees. We provide security for Mr. Bezos, including security in addition to that provided at business facilities and during business-related travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit, and we believe that the amount of the reported security expenses is especially reasonable in light of Mr. Bezos’ low salary and the fact that he has never received any stock-based compensation. The Leadership Development and Compensation Committee periodically reviews the amount and nature of Mr. Bezos’ security expenses. Reportable security expenses, along with Mr. Piacentini’s expatriation benefits, including a cost of living and housing allowance, are included in the “All Other Compensation” column of the Summary Compensation Table. We do not provide any other perquisites or other personal benefits to our named executive officers.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Leadership Development and Compensation Committee

Patricia Q. Stonesifer

William B. Gordon

Jonathan J. Rubinstein (Committee Member effective February 10, 2011)

Compensation of Named Executive Officers

The following table sets forth for the year ended December 31, 2010 the compensation reportable for the named executive officers, as determined by SEC rules.

2010 Summary Compensation Table

Name And Principal Position	Year	Salary	Stock Awards(1)	All Other Compensation		Total
Jeffrey P. Bezos	2010	$81,840	$—	$1,600,000	(2)	$1,681,840
Chief Executive Officer	2009	81,840	—	1,700,000		1,781,840
	2008	81,840	—	1,200,000		1,281,840

Thomas J. Szkutak	2010	160,000	6,465,300	3,200	(3)	6,628,500
SVP and Chief Financial Officer	2009	160,000	—	3,200		163,200
	2008	157,500	7,491,000	3,150		7,651,650

Andrew R. Jassy	2010	160,000	6,465,300	3,200	(3)	6,628,500
SVP, Web Services

Diego Piacentini	2010	175,000	6,465,300	55,905	(4)	6,696,205
SVP, International Retail	2009	175,000	—	55,905		230,905
	2008	175,000	7,491,000	55,905		7,721,905

Jeffrey A. Wilke	2010	160,000	7,027,500	3,200	(3)	7,190,700
SVP, NA Retail

(1)	Stock awards are reported at aggregate grant date fair value in the year granted, as determined under applicable accounting standards. Grant date fair value for restricted stock units is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2010 Annual Report on Form 10-K.
(2)	Represents the approximate aggregate incremental cost to Amazon.com of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. We believe that all company-incurred security costs are reasonable and necessary and for the company’s benefit.
(3)	Represents the value of shares of common stock we contributed to the named executive officer’s account in our 401(k) plan.
(4)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,829 and tax reimbursement in connection with such benefits in the amount of $15,076. Mr. Piacentini’s 2000 employment offer letter, which provided for an initial annual salary of $175,000 and has no specified term, also provides for certain expatriation benefits, including a cost of living and housing allowance.

Grants of Plan-Based Awards

The following table supplements the disclosure in the Summary Compensation Table with respect to stock awards made to the named executive officers in 2010.

Grants of Plan-Based Awards in Fiscal Year 2010

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(1)
Jeffrey P. Bezos	—	—		$—
Thomas J. Szkutak	4/13/2010	46,000	(2)	6,465,300
Andrew R. Jassy	4/13/2010	46,000	(2)	6,465,300
Diego Piacentini	4/13/2010	46,000	(2)	6,465,300
Jeffrey A. Wilke	4/13/2010	50,000	(3)	7,027,500

(1)	Stock awards are reported at grant date fair value, as determined under applicable accounting standards. Grant date fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. The holder of the restricted stock unit award does not have any voting, dividend or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.
(2)	Vests as to 5,750 shares on each of May 15, 2014, August 15, 2014, November 15, 2014, February 15, 2015, May 15, 2015, August 15, 2015, November 15, 2015 and February 15, 2016, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.
(3)	Vests as to 6,250 shares on each of May 15, 2014, August 15, 2014, November 15, 2014, February 15, 2015, May 15, 2015, August 15, 2015, November 15, 2015 and February 15, 2016, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.

Outstanding Equity Awards at 2010 Fiscal Year-End and Equity Awards Realized in 2010

The following table sets forth information concerning the outstanding stock awards held at December 31, 2010 by the named executive officers.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
Jeffrey P. Bezos	—	—	—	—	—		$—

Thomas J. Szkutak
Restricted stock units	—	—	—	—	164,724	(2)	29,650,320

Andrew R. Jassy
Restricted stock units	—	—	—	—	153,960	(3)	27,712,800

Diego Piacentini
Restricted stock units	—	—	—	—	160,767	(4)	28,938,060

Jeffrey A. Wilke
Restricted stock units	—	—	—	—	190,287	(5)	34,251,660
Stock options(6)	13,130	—	7.93	9/6/11	—		—

(1)	Reflects the closing market price of our common stock on December 31, 2010, $180.00, multiplied by the number of restricted stock units that were not vested as of December 31, 2010.
(2)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 74,898 shares which vested as to 18,725 shares on May 15, 2010; 18,724 shares on August 15, 2010; 18,725 shares on November 15, 2010, and 18,724 shares on February 15, 2011; (b) a restricted stock unit award for 100,000 shares vesting as follows, assuming continued employment: 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012; and 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2014; and (c) a restricted stock unit award for 46,000 shares, vesting as follows, assuming continued employment: 5,750 shares on May 15, 2014 and quarterly thereafter through February 15, 2016.
(3)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 70,388 shares, which vested as to 2,637 shares on May 15, 2009; 2,636 shares on August 15, 2009; 2,637 shares on November 15, 2009; 2,636 shares on February 15, 2010; 14,961 shares on May 15, 2010; 14,960 shares on August 15, 2010; 14,961 shares on November 15, 2010, and 14,960 shares on February 15, 2011; (b) a restricted stock unit award for 100,000 shares, which vested as to 1,750 shares on May 15, 2009 and quarterly thereafter through February 15, 2010; and vesting as follows, assuming continued employment: 7,750 shares on May 15, 2011 and quarterly thereafter through February 15, 2014; and (c) a restricted stock unit award for 46,000 shares, vesting as follows, assuming continued employment: 5,750 shares on May 15, 2014 and quarterly thereafter through February 15, 2016.
(4)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 175,930 shares, which vested as to 13,345 shares on May 15, 2008 and quarterly thereafter through February 15, 2009; 15,871 shares on May 15, 2009; 15,870 shares on August 15, 2009 and quarterly thereafter through February 15, 2010; 14,768 shares on May 15, 2010; and 14,767 shares on August 15, 2010 and quarterly thereafter through February 15, 2011; (b) a restricted stock unit award for 100,000 shares vesting as follows, assuming continued employment: 10,000 shares on May 15, 2011 and quarterly thereafter through February 15, 2012; and 7,500 shares on May 15, 2012 and quarterly thereafter through February 15, 2014; and (c) a restricted stock unit award for 46,000 shares, vesting as follows, assuming continued employment: 5,750 shares on May 15, 2014 and quarterly thereafter through February 15, 2016.

(5)	Reflects shares of our common stock subject to: (a) a restricted stock unit award for 215,048 shares, which vested as to 8,335 shares on May 15, 2008 and quarterly thereafter through November 15, 2008; 8,334 shares on February 15, 2009; 15,140 shares on May 15, 2009 and quarterly thereafter through November 15, 2009; 15,139 shares on February 15, 2010; 30,288 shares on May 15, 2010; 30,287 shares on August 15, 2010; 30,288 shares on November 15, 2010 and 30,287 shares on February 15, 2011; (b) a restricted stock unit award for 110,000 shares vesting as follows, assuming continued employment: 10,000 shares May 15, 2011 and quarterly thereafter through February 15, 2013; 7,500 shares on May 15, 2013 and quarterly thereafter through February 15, 2014; and (c) a restricted stock unit award for 50,000 shares vesting as follows, assuming continued employment: 6,250 shares on May 15, 2014 and quarterly thereafter through February 15, 2016.
(6)	Subject to a fully vested nonqualified stock option for 1,225,000 shares. This option was granted in 2001 with an exercise price equal to the average of the high and low trading price of our common stock on the grant date.

The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the named executive officers.

Stock Vested in 2010

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jeffrey P. Bezos	—	$—
Thomas J. Szkutak	56,174	7,716,822
Andrew R. Jassy	59,442	7,907,852
Diego Piacentini	61,176	8,105,047
Jeffrey A. Wilke	107,676	14,494,009

(1)	Amount is the number of shares of stock acquired upon vesting multiplied by the closing market price of our common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Potential Payments Upon Termination of Employment or Change-In-Control

Termination and Change-in-Control Agreements or Arrangements

We do not have arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Upon termination of employment for any reason, all unvested restricted stock units expire.

Change-in-Control Provisions of 1997 Plan

In the event of (i) the merger or consolidation in which we are not the surviving corporation pursuant to which shares of common stock are converted into cash, securities or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of our assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for our liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2010, the dollar value of the unvested stock-based awards held by named executive officers that would have vested based on the closing price of our common stock of $180.00 on December 31, 2010 is set forth in the “Outstanding Equity Awards at 2010 Fiscal Year End” table.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning our equity compensation plans as of December 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	14,108,115	(1)	$23.85	(2)	140,748,186	(3)
Equity compensation plans not approved by shareholders	169,078		10.90		18,809,759

Total	14,277,193	(4)	14.63		159,557,945

(1)	Includes 14,039,755 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under the our shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award.
(2)	Calculation excludes shares subject to restricted stock unit awards.
(3)	The 1997 Plan authorizes the issuance of options and restricted stock unit awards.
(4)	Excludes 238,414 shares of common stock issuable upon exercise of stock options having a weighted average exercise price of $50.70 and 1,211 restricted stock unit awards outstanding under equity plans assumed by Amazon.com as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of Amazon.com and its subsidiaries who are not officers or directors of Amazon.com. Restricted stock units, our primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan, which does not have a fixed expiration date, has not been approved by our shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Gianna Puerini, an employee of Amazon.com, shares the same household as Brian Valentine, an executive officer. In 2010, Ms. Puerini earned $154,617 in salary and was granted a restricted stock unit award with respect to 2,233 shares, vesting over five years. Her compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Justin Burks, an employee of Amazon.com, is the son-in-law of Thomas O. Ryder, a director. In 2010, Mr. Burks earned $131,250 in salary. He was also granted a restricted stock unit award with respect to 81 shares, vesting over 2.5 years. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Kathy Savitt, the sister of Andrew Jassy, Amazon’s Senior Vice President, is the CEO and director of a company that purchases web services from an Amazon affiliate on arm’s length terms. The company paid approximately $2 million for web services used in 2010, with an additional $640,000 owed for web services used in 2010 (of which they have paid over $590,000 as of April 27, 2011), and is expected to pay at least $1 million for web services to be used in 2011.

The Audit Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) Amazon.com is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of Amazon.com, (b) greater than 5 percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2010, our officers, directors and greater-than-10% shareholders timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by Amazon.com. Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will pay Georgeson Inc. $6,000 for its proxy solicitation services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other Amazon.com employees without additional compensation.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2012 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Secretary of Amazon.com, Amazon.com, Inc., 410 Terry Avenue North, Seattle, WA 98109, and must be received by 11:59 p.m. Pacific Time on Thursday, December 29, 2011. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

In addition, our Bylaws include advance notice provisions that require shareholders desiring to bring nominations for directors or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions. The Bylaws’ advance notice provisions do not apply if the shareholder only seeks to include such matters in the Proxy Statement pursuant to Rule 14a-8.

The Bylaws’ advance notice provisions require that, among other things, shareholders give timely written notice to the Amazon.com Secretary regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2012 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary no earlier than March 9, 2012 and no later than April 8, 2012. However, if we significantly change the timing of our 2012 Annual Meeting of Shareholders (i.e., hold the meeting more than 30 days before, or more than 60 days after, the anniversary of the 2011 Annual Meeting date), then the information must be received no earlier than the 90th day prior to the 2012 Annual Meeting date, and not later than (i) the 60th day prior to the 2012 Annual Meeting date or (ii) the tenth day after public disclosure of the 2012 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AND PROXY STATEMENT

A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”), accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice of Internet Availability of Proxy Materials (and/or a single copy of this Proxy Statement and the 2010 Annual Report) have been sent to your address. Each street name shareholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own Notice of Internet Availability of Proxy Materials (or your own set of proxy materials, as applicable) or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the Notice of Internet Availability of Proxy Materials, the 2010 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108-1226, or by calling 1-800-426-6825. Please note, however, that if you wish to receive a paper proxy card or voting instruction or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save Amazon.com money by reducing printing and postage costs.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/amzn Use the Internet to vote. Have this card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have this card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

98447/98451 Fulfillment 98450

‚ FOLD AND DETACH HERE ‚

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS BELOW:

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS											Please mark your votes as indicated in this example		☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR. ITEM 1 – ELECTION OF DIRECTORS								THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3			FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	ITEM 3 –	ADVISORY VOTE ON EXECUTIVE COMPENSATION		☐	☐	☐
1.1 Jeffrey P. Bezos	☐	☐	☐	1.5 Alain Monié	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “THREE YEARS” FOR ITEM 4		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1.2 Tom A. Alberg	☐	☐	☐	1.6 Jonathan J. Rubinstein	☐	☐	☐	ITEM 4 –	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐	☐	☐	☐
1.3 John Seely Brown	☐	☐	☐	1.7 Thomas O. Ryder	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 5			FOR	AGAINST	ABSTAIN
1.4 William B. Gordon	☐	☐	☐	1.8 Patricia Q. Stonesifer	☐	☐	☐	ITEM 5 –	SHAREHOLDER PROPOSAL REGARDING THE SHAREHOLDER OWNERSHIP THRESHOLD FOR CALLING A SPECIAL MEETING OF SHAREHOLDERS		☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2 ITEM2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS					☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 6			FOR	AGAINST	ABSTAIN
								ITEM 6 –	SHAREHOLDER PROPOSAL REGARDING AN ASSESSMENT AND REPORT CONCERNING CLIMATE CHANGE		☐	☐	☐
								THE UNDERSIGNED HEREBY ACKNOWLEDGES ACCESS TO OR RECEIPT OF THE COMPANY’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.		Will Attend Meeting		☐	YES

												Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Amazon.com, Inc. account online.

Access your Amazon.com, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Amazon.com, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor
ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvoting.com/amzn

‚  FOLD AND DETACH HERE  ‚

PROXY

AMAZON.COM, INC.

Annual Meeting of Shareholders — June 7, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on June 7, 2011 at the Seattle Art Museum, Plestcheeff Auditorium, 1300 First Avenue, Seattle, Washington 98101, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

Address Change/Comments
(Mark the corresponding box on the reverse side)

	BNY MELLON SHAREOWNER SERVICES
	P.O. BOX 3550
	SOUTH HACKENSACK, NJ 07606-9250

	98447/98451	Fulfillment
(Continued and to be marked, dated and signed, on the other side)		98450

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time, June 2, 2011.

INTERNET http://www.proxyvoting.com/amzn Use the Internet to vote. Have this card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have this card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back this card.
To vote by mail, mark, sign and date this card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned this card.

98454-bl

‚ FOLD AND DETACH HERE ‚

SHARES WILL BE VOTED AS DIRECTED OR AS PROVIDED IN THE AMAZON.COM 401(K) PLAN DOCUMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS										Please mark your votes as indicated in this example		☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR.								THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3		FOR	AGAINST	ABSTAIN
ITEM 1 – ELECTION OF DIRECTORS								ITEM 3 –	ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Jeffrey P. Bezos	☐	☐	☐	1.5 Alain Monié	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “THREE YEARS” FOR ITEM 4	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1.2 Tom A. Alberg	☐	☐	☐	1.6 Jonathan J. Rubinstein	☐	☐	☐	ITEM 4 –	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ☐	☐	☐	☐
1.3 John Seely Brown	☐	☐	☐	1.7 Thomas O. Ryder	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 5		FOR	AGAINST	ABSTAIN
1.4 William B. Gordon	☐	☐	☐	1.8 Patricia Q. Stonesifer	☐	☐	☐	ITEM 5 –	SHAREHOLDER PROPOSAL REGARDING THE SHAREHOLDER OWNERSHIP THRESHOLD FOR CALLING A SPECIAL MEETING OF SHAREHOLDERS	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2					☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 6		FOR	AGAINST	ABSTAIN
ITEM2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS								ITEM 6 –	SHAREHOLDER PROPOSAL REGARDING AN ASSESSMENT AND REPORT CONCERNING CLIMATE CHANGE	☐	☐	☐

THE UNDERSIGNED HEREBY
								ACKNOWLEDGES ACCESS TO OR RECEIPT OF THE COMPANY’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.		Will Attend Meeting	☐	YES
										Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvoting.com/amzn

‚  FOLD AND DETACH HERE  ‚

PROXY

AMAZON.COM, INC.

Annual Meeting of Shareholders — June 7, 2011

SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned participant in the Amazon.com Company Stock Fund of the Amazon.com 401(k) Plan hereby directs Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, to vote his or her Amazon.com Company Stock Fund shares as indicated on the reverse, or if not so indicated, in accordance with the Amazon.com 401(k) Plan document (generally, in the same proportion as the shares for which the trustee received timely voting instructions).

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	98454-bl

April 27, 2011

Re:	Important Notice Regarding the Availability of Proxy Materials for the
Amazon.com, Inc. Shareholders Meeting to be Held on June 7, 2011

Dear 401(k) Plan Participant:

Enclosed are the 2010 Annual Report for Amazon.com, Inc. (the “Company”) and a Proxy Statement and proxy card for the Company’s 2011 Annual Meeting of Shareholders.

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of the Company that are allocated to the participant’s 401(k) plan account. By following the instructions for internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the common stock of the Company allocated to your 401(k) plan account on the matters presented at the Company’s 2011 Annual Meeting. The trustee will vote as you have directed. All shares for which voting instructions are not timely received will be voted by the trustee on each matter in the same proportion as the shares for which the trustee received timely voting instructions, except in the case where to do so would be inconsistent with applicable law. Your vote will be kept confidential except to the extent necessary to comply with applicable law.

Votes will be tabulated by the Company’s transfer agent, BNY Mellon Shareowner Services. To be timely, your voting instructions must be received by BNY Mellon Shareowner Services no later than 11:59 PM Eastern Time on June 2, 2011.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT,

AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. USING THE

INTERNET OR TELEPHONE HELPS SAVE YOUR COMPANY MONEY BY REDUCING

POSTAGE AND PROXY TABULATION COSTS.